CUSIP No. 90214J 10 1	13G	Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of 2U, Inc.

Dated: February 11, 2015

REDPOINT VENTURES III, L.P.
By its General Partner, Redpoint Ventures III, LLC

By: /s/ Timothy M. Haley
Timothy M. Haley
Manager

REDPOINT ASSOCIATES III, LLC

By: /s/ Timothy M. Haley
Timothy M. Haley
Manager

REDPOINT VENTURES III, LLC

By: /s/ Timothy M. Haley
Timothy M. Haley
Manager